Purina Mills, Inc.

                     Supplemental Executive

                         Retirement Plan



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                     THE PURINA MILLS, INC.

                     SUPPLEMENTAL EXECUTIVE

                         RETIREMENT PLAN

                            ARTICLE I

                       PURPOSE OF THE PLAN


The purpose of the Plan is to provide a means to attract and retain officers and other key employees in senior management positions with Purina Mills, Inc. (the "Company") by providing compensation in the form of supplemental retirement income in amounts reasonably related to their compensation and length of service with the Company to augment the retirement benefits provided by the Company's normal retirement system.


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                           ARTICLE II

                           DEFINITIONS


The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly intended by the context.

2.01 "Board of Directors" means the Board of Directors of the Company.

2.02  "CAP" means the Capital Accumulation Plan.

2.03  "Company" means Purina Mills, Inc. and any successor.

2.04  "Effective Date" means January 1, 1988.

2.05 "Participant" means an employee who participates in the Plan in accordance with Article III.

2.06  "Plan" means the Purina Mills, Inc.

2.07 "Plan Administrator" means the individual(s) or organiza-tion appointed by the Board of Directors to administer the Plan in accordance with Article V.

2.08  "Qualified Plan" means the Purina Mills, Inc. Retirement
Plan for Sales, Administrative and Clerical Employees.


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                           ARTICLE III

                          PARTICIPATION


3.01  Present Employees. The following employees shall become
Participants in the Plan:

      (a)  employees who are participants in CAP; or

      (b) employees with income in excess of the limit specified in Internal Revenue Code Section 401(a)(17); or

      (c) employees whose benefit under the Qualified Plan is limited by Internal Revenue Code Section 415; or

      (d) employees who are participants in the deferred bonus program and have deferred bonuses.

3.02 Other Employees. The Board of Directors in its sole dis-cretion may designate additional employees as Participants in the Plan.


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                           ARTICLE IV

                            BENEFITS


4.01 Retirement Benefit. A participant who retires under the Qualified Plan shall be entitled to a lifetime benefit from this Plan equal to the difference between the amount such Participant receives from the Qualified Plan and the amount the Participant would have received from such Qualified Plan, based upon total compensation, whether or not deferred as shown on the attached Appendix A, without the imposition of the maximum benefit limit-ation under Internal Revenue Code Section 415 and the maximum compensation limitation under Internal Revenue Code Section 401(a)(17). Payments shall be made in the same form and manner as payments under the Qualified Plan.

4.02 Death Benefit. If an active Participant dies under circum-stances entitling his surviving spouse to a benefit under the Qualified Plan, such surviving spouse shall be entitled to a lifetime benefit from this Plan equal to the difference between the amount the surviving spouse receives from the Qualified Plan without the imposition of the limitations described in Section
4.01. Payments shall be made in the same form and manner as pay-ments under the Qualified Plan.

Any death benefits due on account of the death of a retired
Participant shall depend upon the form of retirement benefit and shall be paid in accordance with Section 4.01.


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                            ARTICLE V

                         ADMINISTRATION


5.01 Administration. The Plan shall be administered by the Plan Administrator designated by the Board of Directors of the Company. The Plan Administrator shall have authority and dis-cretion to interpret the Plan document, to determine the rights and benefits of Participants in accordance with the Plan, to establish from time to time regulations for the administration of the Plan and to make all determinations deemed necessary or ad-visable for the administration.

5.02 Assignments and Transfers. No right or benefit of a Parti-cipant under this Plan may be assigned, encumbered, or trans-ferred in any manner.

5.03 Employee Rights Under the Plan. Neither the Plan or any action taken thereunder shall be construed as giving any Partici-pant or any other employee of the Company any right to be re-tained in the employment of the Company, nor shall it be con-strued as limiting in any way the right of the Company to dis-charge any Participant or to treat him without regard to the effect which such treatment might have upon him as a Participant in the Plan. Participation in the Plan shall not in any way af-fect any rights which a Participant herein may have under any other employee benefit plan of the Company or under any indi-vidual contractual retirement agreement between such Participant and the Company.


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5.04  Amendment or Termination. The Board of Directors of the
Company may amend, suspend, or terminate the Plan or any portion thereof at any time; provided, however, that no amendment, sus-pension, or termination of the Plan shall materially impair the rights under the Plan of any Participant therein prior to the date such amendment, suspension, or termination is adopted or becomes effective.

5.05 No Fund. There shall not be any Company contributions re-quired to provide benefits under this Plan nor shall any assets be required to be set aside by the Copmany in a fund or trust to provide such benefits. Notwithstanding the preceding sentence, the Board of Directors may fund the Plan as it believes necessary and appropriate.

5.06 Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Missouri.


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                           Appendix A

               Determination of Total Compensation

                             Example


Employee A has the following characteristics:

    (1) 1988 Salary                                 $100,000

    (2) Amount of 1988 Salary deferred under CAP       5,000

    (3) Amount of 1987 bonus                          40,000

        (a) $30,000 of bonus deferred in 1988 to a future time
        (b) $10,000 of bonus paid in cash in 1988


A. Qualified Plan Compensation
   ---------------------------

    (1) Base Salary                                 $100,000

    (2) CAP deferred                                   5,000

    (3) Bonus received in Cash                        10,000
                                                    --------

    (4) Qualified Plan Compensation
        1. - 2. + 3.                                $105,000


B. Total Compensation
   ------------------

    (1) Qualified Plan Compensation (A.4.)          $105,000

    (2) CAP deferral                                   5,000

    (3) 1987 Bonus deferred in 1988                   30,000
                                                    --------

    (4) Total Compansation, 1. + 2. + 3.            $140,000


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                           RESOLUTION


At a duly constituted meeting of the Board of Directors of Purina Mills, Inc. (the "Company"), a corporation organized and doing business under the laws of the ______________________ held on ____________, 1988, the following votes were unanimously passed:


    VOTED: That upon an employee's retirement or death, Purina Mills, Inc. through this Plan will provide a benefit to such employee or the surviving spouse of the employee, who is a participant in the Purina Mills, Inc. Retirement Plan for Sales, Administrative and Clerical Employees, and whose benefits from such Qualified Plan are limited due to (i) the maximum benefit limitation set forth in Internal Revenue Code
            Section 415 (and regulations issued thereunder), (ii) the maximum compensation limit set forth in Internal Revenue Code Section 401(a)(17) (and regulations issued thereunder), or (iii) the exclusion of deferred bonuses and deferred compensation under said Qualified Plan. Such benefit shall be equal to the difference between the amount such employee or surviving spouse actually receives from the Qualified Plan and the amount the employee or surviving spouse would have received from the qualified Plan without the imposition of such limitations.


    VOTED: That ________, ________, be and hereby is authorized and directed to take on such action as he deems necessary or desirable to effectuate the foregoing vote.


                              ATTEST:

                                   ______________________________
A true record